   As filed with the Securities and Exchange Commission on December 10, 1997
                                                    Registration No. 333-01069
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

            CALIFORNIA                                   77-0059951
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
               (Address of principal executive offices) (Zip Code)

                             ----------------------

                               CISCO SYSTEMS, INC.
                           1987 STOCK OPTION PLAN(1)
                            (Full title of the plan)

                             ----------------------

                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                     (Name and address of agent for service)
                                 (408) 526-4000
          (Telephone number, including area code, of agent for service)

                             ----------------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

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1/ 68,836,100 shares of Common Stock issuable under the Registrant's predecessor 1987 Stock Option Plan were transferred to the 1996 Stock Incentive Plan at the time of its implementation on November 15, 1996, and the predecessor 1987 Stock Option Plan thereupon terminated. The transferred 68,836,100 shares were previously registered on the following Form S-8 Registration Statements (Registration Nos. 33-34849, 33-40509, 33-44221, 33- 71860, 33-87096 and
333-01069). Any of those registered shares of Common Stock which remained unissued as of the November 15, 1996 effective date of the successor 1996 Stock Incentive Plan were transferred to the 1996 Stock Incentive Plan at that time for subsequent issuance thereunder. No further option grants or stock issuances will be made under the predecessor 1987 Stock Option Plan.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 9th day of December, 1997.

                                       CISCO SYSTEMS, INC.

                                       By /s/ John T. Chambers
                                          --------------------------------------
                                          John T. Chambers
                                          President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signatures                  Title                                               Date
----------                  -----                                               ----

/s/ John T. Chambers        President, Chief Executive                   December 9, 1997
-------------------------   Officer and Director (Principal
John T. Chambers            Executive Officer)

/s/ Larry R. Carter         Vice President, Finance and                  December 9, 1997
-------------------------   Administration, Chief Financial
Larry R. Carter             Officer and Secretary
                            (Principal Financial and Accounting Officer)

/s/ John P. Morgridge       Chairman of the Board                        December 9, 1997
-------------------------   and Director
John P. Morgridge


                                      II-1.

Signatures                  Title                                   Date
----------                  -----                                   ----

/s/ Donald T. Valentine     Director                          December 9, 1997
--------------------------
Donald T. Valentine

/s/ James F. Gibbons        Director                          December 9, 1997
--------------------------
James F. Gibbons

/s/ Robert L. Puette        Director                          December 9, 1997
--------------------------
Robert L. Puette

/s/ Masayoshi Son           Director                          December 9, 1997
--------------------------
Masayoshi Son

/s/ Steven M. West          Director                          December 9, 1997
--------------------------
Steven M. West

/s/ Richard M. Moley        Director                          December 9, 1997
--------------------------
Richard M. Moley

/s/ Edward Kozel            Director                          December 9, 1997
--------------------------
Edward Kozel

/s/ Carol Bartz             Director                          December 9, 1997
--------------------------
Carol Bartz


                                   II-2.